Exhibit 4.3

SUPPLEMENTAL INDENTURE

THIS SUPPLEMENTAL INDENTURE, dated as of August 20, 2012 (the “Supplemental Indenture”), is among H&E EQUIPMENT SERVICES, INC., a Delaware corporation (the “Company”), THE SUBSIDIARIES OF THE COMPANY IDENTIFIED ON THE SIGNATURE PAGES HERETO (the “Guarantors”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors and the Trustee are parties to that certain Indenture, dated as of August 4, 2006 (the “Indenture”), relating to the Company’s 8 3/8% Senior Notes due 2016 (the “Notes”);

WHEREAS, the Company has offered to purchase any and all of the outstanding Notes (the “Offer”) and has solicited consents (the “Solicitation”) to certain amendments to the Indenture and the Notes (the “Proposed Amendments”) pursuant to the Company’s Offer to Purchase and Consent Solicitation Statement dated August 6, 2012 (the “Statement”);

WHEREAS, this Supplemental Indenture evidences the Proposed Amendments described in the Statement;

WHEREAS, pursuant to Section 9.02 of the Indenture, the Company, the Guarantors and the Trustee may amend or supplement the Indenture, the Notes and the Note Guarantees with the consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and may obtain such consents in connection with a tender offer or exchange offer for, or purchase of, the Notes;

WHEREAS, in accordance with Section 9.02 of the Indenture, the Company has obtained consents to the Proposed Amendments to the Indenture and the Notes from the Holders of at least a majority in aggregate principal amount of the Notes;

WHEREAS, the Company has done all things necessary to make the Indenture, as supplemented by this Supplemental Indenture, the legal, valid and binding obligation of the Company, including, without limitation, delivery to the Trustee of an Opinion of Counsel and an Officers’ Certificate stating that the execution of this Supplemental Indenture is permitted by the Indenture as contemplated by Section 9.06 of the Indenture;

NOW, THEREFORE, In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereby agree as follows:

Section 1. Capitalized Terms. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Indenture.

Section 2. Amendments to the Indenture and Notes.

(a) Section 4.03 of the Indenture shall be amended by deleting the text of such section in its entirety and replacing it with the following text:

Section 4.03 Reports.

The Company will comply with the applicable provisions of TIA Section 314(a).

(b) Section 4.04 of the Indenture shall be amended by deleting the text of such section in its entirety and replacing it with the following text:

Section 4.04 Compliance Certificate.

So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers’ Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

(c) Section 5.01 of the Indenture shall be amended by deleting the text of such section in its entirety and replacing it with the following text:

Section 5.01 Merger, Consolidation or Sale of Assets.

The Company shall not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not the Company is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1) either: (a) the Company is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia; and

(2) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes, this Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee.

This Section 5.01 will not apply to:

(1) a merger of the Company with an Affiliate solely for the purpose of reincorporating the Company in another jurisdiction; or

(2) any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Restricted Subsidiaries.

(d) The following Sections of the Indenture, and any corresponding provisions in the Notes, shall be deleted in their entirety and replaced with the phrase “Intentionally Omitted,” and all references made thereto throughout the Indenture and the Notes shall be deleted in their entirety:

Existing Section Number	Caption

Section 3.09	Offer to Purchase by Application of Excess Proceeds.

Section 4.05	Taxes.

Section 4.06	Stay, Extension and Usury Laws.

Section 4.07	Restricted Payments.

Section 4.08	Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

Section 4.09	Incurrence of Indebtedness and Issuance of Preferred Stock.

Section 4.10	Asset Sales.

Section 4.11	Transactions with Affiliates.

Section 4.12	Liens.

Section 4.13	Business Activities.

Section 4.15	Offer to Repurchase Upon Change of Control.

Section 4.16	Limitation on Sale and Leaseback Transactions.

Section 4.18	Additional Note Guarantees.

(e) Section 6.01 of the Indenture captioned “Events of Default.” shall be amended by deleting the text of each of the clauses (3), (5) and (6) of such section and replacing them with the phrase “Intentionally Omitted.”

(f) Section 8.04 of the Indenture captioned “Conditions to Legal or Covenant Defeasance.” shall be amended by deleting the text of each of the clauses (2), (3), (4), (5) and (6) of such section and replacing them with the phrase “Intentionally Omitted.”

Section 3. Trustee Statement. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture, or for or in respect of the recitals contained herein, all of which are deemed made solely by the Company and the Guarantors.

Section 4. Amendment and Elimination of Certain Definitions. Any defined terms present in the Indenture but no longer used as a result of the amendments made pursuant to Section 2 hereof are hereby eliminated. Sections 1.01 and 1.02 of the Indenture are hereby amended by deleting in its entirety the definition of each of the terms that is used in the Indenture only in the sections and subsections deleted pursuant to Section 2 hereof.

Section 5. Amendment and Elimination of Certain Section References. The Indenture is amended by deleting all references to sections and subsections of the Indenture that are deleted pursuant to Section 2 hereof.

Section 6. Amendment of the Notes. The Notes are amended to delete all provisions inconsistent with the amendments to the Indenture made pursuant to Section 2, Section 4 and Section 5.

Section 7. Continued Effectiveness of Indenture. Except as specifically amended herein, all other terms and provisions of the Indenture shall remain unchanged and in full force and effect.

Section 8. Incorporation of Supplemental Indenture. On and after the date hereof, each reference in the Indenture to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Indenture in any other document, shall be a reference to the Indenture as amended hereby.

Section 9. Miscellaneous.

(a) Effectiveness. This Supplemental Indenture shall be effective and binding immediately upon its execution by the parties hereto, but, notwithstanding an earlier execution date, the terms hereof shall not become operative until the initial date (the “Operative Date”) of purchase by the Company of the Notes validly tendered and not validly withdrawn pursuant to the Offer as set forth in the Statement. Effective as of the Operative Date, this Supplemental Indenture hereby amends the Indenture and the Notes as provided for herein. If the Company notifies D.F. King & Co., Inc., as tender agent under the Statement, that it has withdrawn or terminated the Offer pursuant to the Statement, then the terms of this Supplemental Indenture shall be null and void and the Indenture and the Notes shall continue in full force and effect without any amendment or modification hereby.

(b) Entire Agreement. The agreement of the Company, the Guarantors and the Trustee, which is comprised of this Supplemental Indenture and the Indenture, sets forth the entire agreement and understanding between the parties and supersedes any prior agreement or understanding, written or oral, relating to the subject matter of this Supplemental Indenture and the Indenture.

(c) Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE NOTE GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

(d) Headings. The headings in this Supplemental Indenture are for convenience of reference only and shall not constitute a part of this Supplemental Indenture, nor shall they affect their meaning, construction or effect.

(e) Counterparts. This Supplemental Indenture may be executed in two or more counterparts and by the parties in separate counterparts, each of which when so executed shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

(f) Severability. In the event that any provisions of this Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

(g) Further Instruments and Acts. Upon request of the Company, the Trustee will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Supplemental Indenture.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have executed this Supplemental Indenture upon the date first above written.

H&E EQUIPMENT SERVICES, INC.

By:	/s/ Leslie S. Magee
Name:	Leslie S. Magee
Title:	Chief Financial Officer

GNE INVESTMENTS, INC.

By:	/s/ Leslie S. Magee
Name:	Leslie S. Magee
Title:	Chief Financial Officer

GREAT NORTHERN EQUIPMENT, INC.

By:	/s/ Leslie S. Magee
Name:	Leslie S. Magee
Title:	Chief Financial Officer

H&E CALIFORNIA HOLDING, INC.

By:	/s/ Leslie S. Magee
Name:	Leslie S. Magee
Title:	Chief Financial Officer

H&E EQUIPMENT SERVICES (CALIFORNIA), LLC

By:	/s/ Leslie S. Magee
Name:	Leslie S. Magee
Title:	Chief Financial Officer

H&E EQUIPMENT SERVICES (MID-ATLANTIC), INC.

By:	/s/ Leslie S. Magee
Name:	Leslie S. Magee
Title:	Chief Financial Officer

[Signature Page to Supplemental Indenture]

H&E FINANCE CORP.

By:	/s/ Leslie S. Magee
Name:	Leslie S. Magee
Title:	Chief Financial Officer

[Signature Page to Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Richard Tarnas
Name:	Richard Tarnas
Title:	Vice President

[Signature Page to Supplemental Indenture]